FINANCIAL AGREEMENT (UPDATE)

This Financial Agreement (the “Agreement”) is made by and between USChina Taiwan Incorporation (the “INC”) and Ching-Sang Hong, collectively the “Parties”, on the fifteenth day of March 2010, and modified on fifteenth day of March 2012.

Whereas the “INC” is a Nevada registered stock incorporation with management consulting services specialized in financial area to serve the Taiwan private companies going publicly listing, and Ching-Sang Hong who owned majority of “INC”.

Now, therefore, in consideration of the mutual agreements promises set forth herein, the parties agree as follows:

1. Ching-Sang Hong agrees to personally pay for expenses incurred by the “INC” before the INC could generate the positive cash flow, and will not charge the "INC". His payment will count as the paid-in capital without any new shares being issued to him.

2. Before "INC" making positive cash flow, Ching-Sang Hong will lend the “INC”, up to $70,000 without any interests charge. The “INC” will spend the money discretionally with controlled attention.

3. The agreement may be changed any time by the agreement of both parties.

Agreed to and accepted as of the fifteenth day of March 2012 by:

USChina Taiwan Incorporation                                                                                                                                                   Individual

/s/ Ching-Sang Hong                                                                                                                                                                    /s/ Ching-Sang Hong

Ching-Sang Hong, Chairman                                                                                                                                                       Ching-Sang Hong